SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 14, 2004

MPW INDUSTRIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23335	31-1567260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9711 Lancaster Road, S.E., Hebron, Ohio	43025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(740) 927-8790

Item 5.    Other Events and Regulation FD Disclosure

On January 14, 2004, MPW Industrial Services Group, Inc. repurchased 250,000 of its common shares, constituting approximately 2.3% of its outstanding common shares, in a privately negotiated cash transaction authorized by the Board of Directors, at a purchase price of $2.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPW INDUSTRIAL SERVICES GROUP, INC.

Date: January 14, 2004	By:	/s/ ROBERT VALENTINE
Robert Valentine Vice President, Chief Financial Officer, Secretary and Treasurer